Exhibit 99.1

News Release
www.nortel.com

FOR IMMEDIATE RELEASE	March 1, 2007

For more information:

Media	Investors
Ann Fuller	(888) 901-7286
(613) 298-2883	(905) 863-6049
afuller@nortel.com	investor@nortel.com
Nortel To File its 2006 Annual Reports mid March 2007 and
Restate Certain Prior Period Results
•	Financial restatements principally due to third party actuarial calculation errors originating prior to 2000 on liabilities for employee benefit plans and timing errors on the recognition of revenue

•	Preliminary unaudited Q4 2006 results announced on February 7th are not materially impacted by the restatement:
•	Q4 revenues at $3.32 billion, up 10.2% and 8.9% for full-year 2006

•	Q4 Gross margin slightly above 40%

•	Year-end cash of $3.50 billion, up $900 million from September 30, 2006

•	Book to bill at 1.03 in Q4 2006
TORONTO — Nortel Networks* Corporation [NYSE/TSX: NT] today announced that it is delaying the filing with the U.S. Securities and Exchange Commission (“SEC”) of its annual report on Form 10-K for the year ended December 31, 2006 (the “2006 Form 10-K”) and its corresponding filings under Canadian securities laws. All dollar amounts in this press release are in U.S. dollars.
The Company has identified certain errors primarily through discussions with Nortel’s North American pension and post-retirement plan actuaries and through Nortel’s ongoing remediation efforts with respect to its previously reported internal control deficiencies. As a result, Nortel and its principal operating subsidiary Nortel Networks Limited (“NNL”) will restate their financial results for 2004, 2005 and the first nine months of 2006, and will make adjustments to periods prior to 2004.
“This restatement has no material impact to our fourth quarter 2006 operating expectations or performance. During 2006, we have implemented significant remedial measures and other actions to address our internal control weaknesses. This has resulted in a substantial reduction of control weaknesses as at year end and represents a major milestone in our journey toward consistent, reliable and timely financial reporting,” said Peter Currie, Nortel executive vice president and CFO. “We will conclude the restatement and complete our regulatory filings within the timely filer period.”

“Nortel made tremendous progress advancing its business transformation plan in 2006, and today’s announcement does not slow our progress or divert our focus,” said Mike Zafirovski, Nortel president and CEO. “Our expected fourth quarter results show measurable operating and financial improvements. We are a stronger, more competitive company today and we will continue to drive our progress into 2007 and beyond.”
The restatement will primarily correct third party actuarial calculation errors embedded in Nortel’s North American pension and post-retirement plans and revenue incorrectly recognized in prior periods that should have been deferred to later periods. These matters have been fully discussed with the Staff of the SEC including as part of the Company’s responses to Staff comments on Nortel’s periodic filings with the SEC.
The Company currently expects revisions to its previously reported 2006 nine month results resulting in increases in revenues and improvements in net earnings of approximately $24 million and $15 million, respectively, as well as revisions to its previously reported 2005 and 2004 financial results reflecting reductions in revenue of approximately $28 million and $33 million and increases in net loss of approximately $87 million and $42 million, respectively. With respect to financial results prior to 2004, the Company currently expects revisions reflecting negative impacts on revenue of approximately $27 million and negative impacts on net earnings of approximately $5 million, in the aggregate.
The Company expects to file its and NNL’s 2006 Form 10-K by no later than March 16, 2007. The Company will therefore file with the SEC a Form 12b-25 Notification of Late Filing relating to the delay in filing its 2006 Form 10-K and indicating that the filings will be made within the permitted 15-day period. The Company has notified the New York Stock Exchange and the Toronto Stock Exchange of the delay in filing the 2006 Form 10-Ks. The Company expects to report and host an investor call on its operating and financial performance for the fourth quarter and full year 2006 in conjunction with the filing of its 2006 Form 10-K.
Updated Preliminary Results for Fourth Quarter Operating Performance
Fourth quarter 2006 revenues are expected to be approximately $3.32 billion, up 10.2 percent from $3.01 billion for the same period in 2005. Gross margin in the quarter is expected to be at slightly above 40% of revenue, with a strong contribution from the LG joint-venture and CDMA, up from 38.8% in the fourth quarter of 2005. Spending (SG&A and R&D) for the fourth quarter of 2006 is expected to be approximately $1.18 billion.
Cash as at December 31, 2006 was approximately $3.50 billion, up about $900 million from September 30, 2006. This includes approximately $300 million of gross proceeds from the sale of certain assets and liabilities of the UMTS Access business to Alcatel-Lucent.
The results set forth in this press release, including expected restatement impacts, are preliminary and unaudited and reflect known restatement adjustments. These results are subject to change as a result of any adjustments arising from the restatement process, subsequent events and the completion of the audit of the financial statements by Nortel’s independent auditors.
Internal Controls
As noted above, many of the errors that are being corrected have come to light as a result of management having implemented remedial measures and other actions to significantly improve Nortel’s internal control over financial reporting, which Nortel believes individually and in the aggregate have addressed most of the internal control issues with respect to the previously reported five material weaknesses. As at December 31, 2006, Nortel expects to eliminate the majority of these five material weaknesses, although it continues to have a material weakness in the area of revenue recognition.
Restatement
As a result of the previously announced pension plan changes, third party actuarial firms retained by the Company performed re-measurements of the U.S. and Canadian pension and post-retirement plans in the third quarter of 2006, at which time one of these firms discovered potential errors (generally originating in the late 1990s) in the historical actuarial calculations they had originally performed on the U.S. pension plan assets. Throughout the fourth quarter of 2006 and into 2007, the Company investigated these potential errors, including a review by the Company and its third party actuaries of each of the Company’s significant pension and post-retirement benefit plans. As a result of this review, the Company determined that it had understated its historical pension expense with respect to the U.S. and Canadian plans by approximately

$104 million across several years and currently expects a negative impact to its previously reported 2006 nine months pension expense and net earnings of approximately $18 million and revisions to its previously reported financial results for 2005 and 2004 reflecting an increased pension expense and increases in net loss of approximately $48 million and $40 million, respectively. For periods prior to 2004, these errors are expected to positively impact pension expense and net earnings by approximately $2 million, in the aggregate.
As a result of the significant ongoing remedial efforts to address Nortel’s internal control material weaknesses and other deficiencies, the Company also expects to correct for additional, individually immaterial errors identified throughout 2006. These errors related mainly to revenue recognition errors with revenue having generally been recognized prematurely in prior years when it should have been deferred and recognized in later periods. The Company expects revisions to its previously reported 2006 nine months results reflecting positive impacts on revenue of approximately $24 million and a reduction of net loss of approximately $33 million, and revisions to its previously reported 2005 and 2004 financial results reflecting negative impacts on revenue of approximately $28 million and $33 million, and on net loss of approximately $39 and $2, respectively. For periods prior to 2004, these errors are expected to negatively impact revenue by approximately $27 million and net earnings by approximately $7 million, each in the aggregate.
Restatement Impact
As a result of the breach or anticipated breach of certain provisions of NNL’s US$750 million support facility (the “Support Facility”) with Export Development Canada (“EDC”) related to the required restatement by NNL of certain of its prior period results, absent a waiver, EDC will have the right to refuse to issue additional support and to terminate its commitments under the Support Facility, subject to a 30 day cure period with respect to certain provisions. As at February 28, 2007, there was approximately $144 million of outstanding support under the Support Facility. NNL will request a waiver from EDC to permit continued access to the Support Facility. There can be no assurance that NNL will receive such a waiver. As noted above, the Company expects to file its and NNL’s 2006 Form 10-Ks within the cure period.
As the Company expects to file its 2006 Form 10-K within the 15-day period permitted by Rule 12b-25, and NNL expects to file its 2006 Form 10-K by the applicable March 31, 2007 deadline, it is anticipated that the delay announced today will not result in a breach or anticipated breach of provisions with respect to Nortel’s outstanding indebtedness and related indentures. Further, the delay does not impact upon the previously announced timing of the Company’s Annual Shareholders’ Meeting scheduled for May 2, 2007.
About Nortel
Nortel is a recognized leader in delivering communications capabilities that make the promise of Business Made Simple a reality for our customers. Our next-generation technologies, for both service provider and enterprise networks, support multimedia and business-critical applications. Nortel’s technologies are designed to help eliminate today’s barriers to efficiency, speed and performance by simplifying networks and connecting people to the information they need, when they need it. Nortel does business in more than 150 countries around the world. For more information, visit Nortel on the Web at www.nortel.com. For the latest Nortel news, visit www.nortel.com/news.
Certain statements in this press release may contain words such as “could”, “expects”, “may”, “anticipates”, “believes”, “intends”, “estimates”, ”targets”, “envisions”, “seeks” and other similar language and are considered forward-looking statements or information under applicable securities legislation. These statements are based on Nortel’s current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which Nortel operates. These statements are subject to important assumptions, risks and uncertainties, which are difficult to predict and the actual outcome may be materially different.
Further, actual results or events could differ materially from those contemplated in forward-looking statements as a result of the following: (i) risks and uncertainties relating to Nortel’s business including: significant competition, competitive pricing practice, cautious capital spending by customers, industry consolidation, rapidly changing technologies, evolving industry standards, frequent new product introductions and short product life cycles, and other trends and industry characteristics affecting the telecommunications industry; any material, adverse affects on Nortel’s performance if its expectations regarding market demand for particular products prove to be wrong; the sufficiency of recently announced restructuring actions; any negative developments associated with Nortel’s suppliers and contract manufacturing agreements including our reliance on certain suppliers for key optical networking solutions components; potential penalties, damages or cancelled customer contracts from failure to meet delivery and installation deadlines and any defects or errors in Nortel’s current or planned products; fluctuations in foreign currency exchange rates; potential higher operational and financial risks associated with Nortel’s efforts to expand internationally; potential additional valuation allowances for all or a portion of Nortel’s deferred tax assets if market conditions deteriorate or future results of operations are less than expected; a failure to protect Nortel’s intellectual property rights, or any adverse judgments or settlements arising out of disputes regarding intellectual property; any negative effect of a failure to maintain integrity of Nortel’s information systems; changes in regulation of the telecommunications industry or other aspects of the industry; any failure to successfully operate or integrate strategic acquisitions, or failure to consummate or succeed with strategic alliances; Nortel’s potential inability to attract or retain the personnel necessary to achieve its business objectives or to maintain an effective risk management strategy; (ii) risks and uncertainties relating to Nortel’s liquidity, financing arrangements and capital including: any inability of Nortel to manage cash flow fluctuations to fund working capital requirements or achieve its business objectives in a timely manner or obtain additional sources of funding; high levels of debt, limitations on Nortel capitalizing on business opportunities because of covenants in outstanding indebtedness, or on obtaining additional secured debt pursuant to the provisions of indentures governing certain of Nortel’s debt issues; Nortel’s below investment grade credit rating; any increase of restricted cash requirements for Nortel if it is unable to secure alternative support for obligations arising from certain normal course business activities, or any inability of Nortel’s subsidiaries to provide it with sufficient funding; any negative effect to Nortel of the need to make larger defined benefit plans contributions in the future; exposure to customer credit risks or inability of customers to fulfill payment obligations under customer financing arrangements; or any negative impact on Nortel’s ability to make future acquisitions, raise capital, issue debt and retain employees arising from stock price volatility and any declines in the market price of Nortel’s publicly traded securities; and (iii) risks and uncertainties relating to Nortel’s prior restatements and current restatement and related matters including: the negative impact on Nortel and NNL of their announced restatement in this press release; legal judgments, fines, penalties or settlements, or any substantial regulatory fines or other penalties or sanctions, related to the ongoing regulatory and criminal investigations of Nortel in the U.S. and Canada; the significant dilution of Nortel’s outstanding equity capitalization resulting from the approval of its class action settlement; any significant pending or future civil litigation actions not encompassed by Nortel’s class action settlement; any unsuccessful remediation of Nortel’s material weaknesses in internal control over financial reporting resulting in an inability to report Nortel’s results of operations and financial condition accurately and in a timely manner; Nortel’s inability to access, in its current form, its shelf registration filed with the United States Securities and Exchange Commission (SEC); or any breach by Nortel of the continued listing requirements of the NYSE or TSX causing the NYSE and/or the TSX to commence suspension or delisting procedures. For additional information with respect to certain of these and other factors, see Nortel’s Annual Report on Form 10-K and other securities filings with the SEC. Unless otherwise required by applicable securities laws, Nortel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
**Nortel, the Nortel logo and the Globemark are trademarks of Nortel Networks.
Nortel will host a teleconference/audio webcast to provide more details on this announcement.
TIME: 8:30 AM ET on Thursday, March 1, 2007.
To participate, please call the following at least 15 minutes prior to the start of the event.
Teleconference:
 North America: 1-888-211-4395
International: 1-416-641-6444
Webcast: http://www.nortel.com/corporate/pressroom/events/050107/index.html
Replay:
 (Available one hour after the conference)
North America: 1-800-383-0935
International: 1-402-530-5545
Passcode: 21331817#
Webcast: http://www.nortel.com/corporate/pressroom/events/050107/index.html